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                                                                    EXHIBIT 99.1

                        PHYSICIAN SALES & SERVICE, INC.

                                 PRESS RELEASE


Release:  8:00 a.m., August 22, 1997        Contact: David A. Smith,
                                            Executive Vice President and
                                               Chief Financial Officer
                                            (904) 332-3000


 PHYSICIAN SALES & SERVICE, INC./WORLD MEDICAL, INC. ANNOUNCES PROPOSED PRIVATE
                          OFFERING OF DEBT SECURITIES

JACKSONVILLE, August 22, 1997 -- Physician Sales & Service, Inc./World Medical, Inc. (Nasdaq: PSSI), a Jacksonville, Florida-based distributor of medical products, today announced that it intends, subject to market and other conditions, to raise $100 to $125 million through a private offering of nonconvertible debt securities within the United States to qualified institutional investors and outside the United States to non-U.S. investors. The offering will be made only by means of an offering memorandum. It is presently anticipated that the private offering will be completed in September 1997.

     PSS stated that it intends to use the net proceeds of the offering for general corporate purposes, including possible future acquisitions of medical products distributors, capital expenditures and working capital.

     THE SECURITIES TO BE OFFERED WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

     THIS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES TO BE OFFERED BY PSS IN THE PRIVATE PLACEMENT.

     This news release contains certain forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.